UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2008

RMR F.I.R.E. FUND

(Exact name of registrant as specified in charter)

Massachusetts	811-21616	20-1458439
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of principal executive offices, including zip code)

(617) 332-9530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 2, 2008, RMR F.I.R.E. Fund (the “Fund”) sent a notice of redemption to The Depository Trust Company (“DTC”), the record holder of the Fund’s issued and outstanding Preferred Shares, Series W, CUSIP #74963M200 (the “Preferred Shares”), indicating the Fund’s intention to redeem 40 of the issued and outstanding Preferred Shares on August 5, 2008.  The Preferred Shares will be redeemed at a price equal to $25,000 per share, plus accumulated but unpaid dividends up to, but not including, August 5, 2008.  Upon completion of the redemption, 600 shares of the series will remain issued and outstanding.

The Fund intends that the number of shares set forth above will be redeemed by random lottery from the participant broker-dealer accounts with DTC.  Each participant broker-dealer, as nominee for underlying beneficial owners (street name shareholders), in turn will determine how redeemed shares are to be allocated among its underlying beneficial owners.  The procedures used by various broker-dealers to allocate redeemed shares among beneficial owners may differ from each other as well as from the procedures used by DTC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008	RMR F.I.R.E. FUND

	By:	/s/ Adam Portnoy
Name: Adam Portnoy
Title: President